DocuSign Envelope ID: 62CE693A-B1E7-4E13-9A79-DBA06B54417B Mastercard License Agreement Page 1 of 3 Revised: March 2018 ©2018 Mastercard LICENSE AGREEMENT THIS LICENSE AGREEMENT is between Mastercard International Incorporated or its undersigned affiliate (“Mastercard”) and the undersigned entity (“Applicant”). Marks. Applicant acknowledges that Mastercard owns, manages, is licensee of, or otherwise controls all rights, title and interest to the trade names, trademarks, service marks and logotypes (the “Designations”) set forth below. This License Agreement governs the use of the Designations identified below (each a “Mark”) and other trade names, trademarks, service marks and logotypes identified from time to time in the Standards (defined below) or policies of Mastercard (each, an “Other Identified Mark” and, together with each Mark, the “Marks”). “Mastercard” shall mean and include its parent, subsidiaries and affiliates. Capitalized terms used in this license agreement shall have the meanings ascribed to them in the Standards, unless defined herein. • Interlocking Circles Device. Mastercard owns all rights, title and interest to the trademark, service mark and logotype known as the Interlocking Circles Device and all variations thereof, and United States and worldwide registrations for such mark (the “Interlocking Circles Device”). • Mastercard Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Mastercard” and marks utilizing that designation, including Mastercard Electronic and Mastercard Cash, and United States and worldwide registrations for such marks (the “Mastercard Marks”). • Cirrus Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Cirrus” and marks utilizing that designation and United States and worldwide registrations for such marks (the “Cirrus Marks”), to use and sublicense the use of the Cirrus Marks. • Maestro Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Maestro” and marks utilizing that designation and United States and worldwide registrations for such marks (the “Maestro Marks”), to use and to sublicense the use of the Maestro Marks. Ownership of the Marks. Applicant acknowledges that: (a) Mastercard is the Exclusive Owner (defined below) of all Mastercard Marks, the Cirrus Marks the Maestro Marks and the Interlocking Circles Device; and (b) the applicable Exclusive Owner is the owner of any Other Identified Mark. Applicant acknowledges the validity of the Marks and agrees to never contest such ownership, or in any way dispute the validity of any of the Marks or registrations for the Marks. Applicant agrees that, if any right has accrued or may accrue to Licensee in any of the Marks by operation of law, such right, upon termination of this License Agreement, shall revert to the owner of such Mark(s) as indicated in subsections (a), or (b), above (each such owner, as applicable, an “Exclusive Owner”). Applicant further agrees to cooperate with the Exclusive Owner to perfect such Exclusive Owner’s title in any Mark(s) by written assignment of any rights which may accrue and in any other manner deemed necessary or appropriate by said Exclusive Owner. Applicant agrees that all documents, instruments, papers, letters, advertisements, and cards bearing any of the Marks shall be marked by Applicant with any notices of such Exclusive Owner’s registrations that may be provided by law to preserve the Exclusive Owner’s rights in the Mark(s) or that may be required by Mastercard from time to time. Applicant agrees not to obtain or attempt to obtain, and agrees not to aid any third party in obtaining or attempting to obtain, any right in any trademark, trade name, service mark, logotype or other device, designation, internet domain name, or intellectual property right that is confusingly similar to or employs any part of any Mark including, without limitation, the word “Master” or “Maestro” or any word containing the word “Master” or “Maestro” as a prefix or suffix, or “Master” or “Maestro” used in connection with any service offered by Applicant; and, upon request by Mastercard, Applicant agrees to assign, by instruments satisfactory in form and substance to Mastercard’s counsel and without royalty or other payment DocuSign Envelope ID: 62CE693A-B1E7-4E13-9A79-DBA06B54417B Mastercard License Agreement Page 2 of 3 Revised: March 2018 ©2018 Mastercard of any kind, any and all of such rights that Licensee may obtain or may have obtained. Applicant agrees to never take any action, or permit or fail to take any action that may injure, harm or dilute the distinctiveness or goodwill in and to any of the Marks. Applicant further acknowledges that any use of any Mark inures to the benefit of the Exclusive Owner of that Mark. Grant of License. Applicant accepts (as granted), a non-exclusive license to use the Marks identified in the Summary of Licenses Granted (attached to this License Agreement and incorporated herein) in the geographic areas set forth therein, solely in connection with the Program(s). The term “Program” is defined in the Standards applicable to each Mark referenced in the Summary of Licenses Granted that Applicant operates in a geographic area. Upon execution by Mastercard, this License Agreement is effective as of the Effective Date set forth below and shall remain in effect until terminated in accordance with the Standards. Mastercard may, from time to time, modify the Summary of Licenses Granted to add a Mark, delete a Mark, change the type(s) of license participation, or change the type(s) of activity, and geographic locations that apply to Applicant for one or more Marks. Upon being granted a license to use any one of the Mastercard, Maestro or Cirrus Marks, Applicant shall also be granted a limited license to acquire Mastercard, Maestro and Cirrus transactions at ATMs operated or sponsored by Applicant in accordance with the applicable Standards and to display the Mastercard, Maestro and Cirrus Marks at such ATMs. Standards. At all times, Applicant shall observe the Amended and Restated Certificate of Incorporation, Bylaws, Rules, and policies, and the operating regulations and procedures of Mastercard, including but not limited to any manual, guide and/or bulletin, as may be amended from time to time (the “Standards”). The Standards are incorporated herein by reference and made a part of this License Agreement. Mastercard shall have the right to inspect samples of all advertising and marketing materials bearing the Marks to insure compliance with the Standards, and Applicant shall promptly correct any deficiency. Term. Subject to the termination provisions set forth in this License Agreement and in the Standards, this License Agreement shall have an initial term of ten (10) years, commencing upon the Effective Date set forth below, and shall be automatically renewed for successive ten (10)-year renewal terms unless (i) at least thirty (30) calendar days prior to the end of the initial term or any renewal term, Mastercard notifies Applicant in writing that this License Agreement will not be renewed or (ii) this License Agreement has otherwise been terminated pursuant to its provisions or the Standards. Subject to such other License and/or Membership termination provisions set forth in this License Agreement or in the Standards that provide for termination either without notice or upon shorter notice, Mastercard shall have the right, upon no fewer than thirty (30) calendar days advance written notice to Applicant, to terminate this License Agreement at any time without cause. Applicant shall cease using the Marks upon termination of the License Agreement. Representations and Warranties. Applicant hereby represents and warrants that the information provided in Applicant’s application for this license is true and complete. Should circumstances change that would affect Applicant’s continued eligibility to be a licensee, as specified in the Standards, Applicant agrees to immediately notify Mastercard in writing. Applicant shall immediately notify Mastercard in writing of any changes in the completeness or accuracy of such information or of a change in circumstances that would or could affect Applicant’s continued eligibility to be a licensee in accordance with the eligibility criteria set forth in the Standards. Applicant further represents and warrants that the execution and delivery of this License Agreement and the performance by Applicant of the activities licensed hereunder will not violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order, or any other restriction or requirement applicable to Applicant. Licensee further represents and warrants that it has, and shall maintain, any and all government licenses and permits that are necessary for Applicant to be authorized to engage in the activities to be performed pursuant to this License Agreement. Compliance with Law. For so long as this license is in effect, Mastercard and Applicant shall comply with all applicable international, federal, state, provincial and local laws, rules, regulations, directives and governmental requirements relating in any way to the privacy, confidentiality or security of personal data, including, without limitation: the EU/2016/679 General Data Protection Regulation; and the requirements of the Gramm-Leach-Bliley Act and its implementing regulations (15 U.S.C. § 6801 et seq.) (collectively, the “GLB Act”), which shall include, without limitation, the maintenance of a comprehensive information security program, that is designed to insure the security and confidentiality of non-public information about cardholders, applicants, DocuSign Envelope ID: 62CE693A-B1E7-4E13-9A79-DBA06B54417B Mastercard License Agreement Page 3 of 3 Revised: March 2018 ©2018 Mastercard or other customers by, among other things: (i) protecting against any anticipated threats or hazards to the security or integrity of such information; (ii) protecting against unauthorized access to or use of such information; (iii) detecting, preventing and responding to, in a prompt manner, attacks, intrusions or other system failures; (iv) ensure the proper disposal of such information; and (v) regularly testing or otherwise monitoring the effectiveness of such information safeguards. Notice of infringement. As soon as Applicant acquires any knowledge of (i) any infringement of any Mark, (ii) any conflicting claim of third parties with respect to a Mark, or (iii) any failure of any other licensee to adhere to the Standards, Applicant shall so notify Mastercard in writing. Applicant agrees to give all lawful and reasonable aid requested by Mastercard or any other Exclusive Owner in connection with efforts to enforce, preserve and defend a Mark. All litigation carried on by Applicant at Mastercard’s request shall be subject to Mastercard’s control and will be at Mastercard’s expense. Assignment and Sublicense. Applicant agrees that Mastercard may assign or sublicense this license to any Mastercard direct or indirect subsidiary or affiliate. Applicant may not sell, sublicense, assign or otherwise transfer any of its rights under this license, whether by sale, consolidation, merger, amalgamation, operation of law or otherwise, without Mastercard's express written consent. This license shall be binding on Applicant's successors and assigns. Governing Law, Payment of Taxes. All questions with respect to the interpretation, effect, and validity of this License Agreement, and the rights and obligations of the parties, shall be decided under the laws of the State of New York, without regard to its choice of laws provisions. Applicant consents to personal jurisdiction in the courts of the State of New York for all disputes arising out of this License Agreement, including but not limited to enforcement of the License Agreement. Notwithstanding the foregoing, if Applicant is an entity in the Europe Region (as defined in the Standards) then this license shall be governed in all respects and construed in accordance with the laws of England and Wales without regard to conflict of law provisions. Applicant agrees to pay all taxes that might be charged by any country or other jurisdiction in which Applicant conducts activities authorized by this License Agreement against any of the amounts due under the Standards, and such payments shall be made to Mastercard by Applicant without deduction for any such taxes. Certification. Applicant certifies that it meets all requirements to be a licensee for each Mark set forth on the attached Summary of Licenses Granted, and is fully authorized and empowered to perform all of the functions it has elected to perform, and that the application for this license has been duly authorized by appropriate corporate action. This License Agreement is the entire agreement between Applicant and Mastercard pertaining to the subject matter hereof and supersedes any prior agreements or representations, whether oral or written. Mastercard Entity: Mastercard Signature: Title: Effective Date: Effective Date: MASTERCARD INTERNATIONAL INCORPORATED 04/30/2015 SENIOR VICE PRESIDENT, FRANCHISE LAC